Exhibit 16.1

November 4, 2015

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Spire Corporation’s statements included under Item 4.01 of its Form 8-K filed on November 4, 2015 and we agree with such statements concerning our firm.

RSM US LLP

/s/ RSM US LLP